FCPT Prices $125 Million Private Placement of Senior Unsecured Notes MILL VALLEY, CA – March 31, 2020 / Business Wire – Four Corners Property Trust, Inc. (“FCPT” or the “Company”, NYSE: FCPT) today announced that it has entered into agreements to issue $125 million of senior unsecured notes (the “Notes”). The Notes consist of $75.0 million of notes with a ten-year term funding on April 8, 2020 and maturing on April 8, 2030, and priced at a fixed interest rate of 3.20%, and $50.0 million of notes with a nine-year term funding on June 9, 2020 and maturing on June 9, 2029, and priced at a fixed interest rate of 3.15%. In connection with this offering, the Company terminated interest rate swaps entered into previously to hedge the interest rate of this offering at a loss which will be amortized over the life of the Notes and add approximately 0.67% to the all-in annual interest rate expense. With the issuance, the Company’s weighted-average debt maturity is approximately 5.4 years, excluding the Company’s unsecured revolving credit facility. Net proceeds from the offering will be used to reduce amounts outstanding under FCPT’s unsecured credit facility, and for general corporate purposes. During the first quarter, out of an abundance of caution and in addition to the use of our credit facility in the ordinary course of business, the Company also drew down an incremental $60 million on its credit facility to retain as a cash reserve. “We are pleased to announce this offering of notes, which, along with the draw down on our revolver, will allow us to flexibly respond to current volatile market conditions,” said CEO William Lenehan. “Through our conservative capital management, we aim to maintain a position of strength in our industry as the country continues to deal with the fallout from the Covid-19 pandemic.” The offer and sale of the Notes have not been registered under the Securities Act of 1933 as amended, and the Notes may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of any Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. About FCPT FCPT, headquartered in Mill Valley, CA, is a real estate investment trust primarily engaged in the acquisition and leasing of restaurant properties. The Company seeks to grow its portfolio by acquiring additional real estate to lease for use in the restaurant and retail industries. Additional information about FCPT can be found on the website at www.fcpt.com. Cautionary Note Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding FCPT’s intent, belief or expectations, including, but not limited to, statements regarding: the Company’s operating and financial performance, the Company's ability to complete the offering and funding of the Notes and the intended use of proceeds. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made and, except in the normal course of FCPT’s public disclosure obligations, FCPT expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements to reflect any change in FCPT’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are based on management’s current expectations and beliefs and FCPT can give no assurance that its expectations or the events described will occur as described. For a further discussion of these and other factors that could cause FCPT’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in FCPT’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by FCPT from time to time with the Securities and Exchange Commission.